Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Investor Relations		Media
Contact:	Todd Mills	Carmen Duarte
Phone:	781.332.7442	781.332.7268
Email:	ir@onebeacon.com	cduarte@onebeacon.com
Web site:	www.onebeacon.com

ONEBEACON REPORTS $14.82 BOOK VALUE PER SHARE

HAMILTON, Bermuda (April 29, 2010) — OneBeacon Insurance Group, Ltd. (NYSE: OB) today reported book value per share of $14.82 for the first quarter, consistent with book value as of December 31, 2009, including dividends.

Mike Miller, CEO of OneBeacon, said, “While our overall result is disappointing, it is primarily driven by the March catastrophe losses in the Northeast and other losses associated with businesses we are exiting. Our Specialty Lines results were solid, with a 97% combined ratio, despite four points of catastrophe losses. We are adding to our significant undeployed capital position and will continue to look for opportunities to add new specialty segments.  We expect to return capital to our shareholders while maintaining proper financial leverage.”

For the first quarter comprehensive net income was $0.2 million, net income was break-even, and operating loss was $28 million or $0.29 per share. Operating income (loss) is a non-GAAP financial measure which is explained later in this release.

During the first quarter, OneBeacon announced a definitive agreement to sell its Personal Lines business to Tower Group, Inc. Net written premiums for the affected books totaled approximately $420 million for the year ended December 31, 2009. The transaction is expected to close in the second quarter, pending regulatory approvals.

Insurance Operations

The first quarter GAAP combined ratio was 112.4% as compared to 93.6% for the first quarter of 2009. The variance reflects 10 points of current accident year catastrophe losses primarily associated with the March Northeast U.S. storms, a number of non-catastrophe current accident year large losses, one point of favorable loss reserve development and somewhat higher expenses.

First quarter net written premiums were $372 million as compared to $469 million for the first quarter of 2009, reflecting the sale of the non-specialty Commercial Lines book of business beginning with January 1 renewal dates. Specialty Lines’ premiums increased by 13% for the quarter, with new business growth particularly at OneBeacon Professional Insurance, and solid retention levels for many of the businesses. In Personal Lines, premiums decreased by 15%, with declines in both the Traditional Personal Lines business and at AutoOne.

Consolidated Investment Results

OneBeacon’s first quarter total return on invested assets was 1.8%, compared to 0.5% for the first quarter of 2009. These results included net realized and unrealized investment gains of $42 million and net investment income of $28 million, compared to net realized and unrealized investment losses of $6 million and net investment income of $22 million for the first quarter of 2009.

Company to Host Webcast

OneBeacon will host its first quarter 2010 webcast for analysts and investors at 10:00 a.m. ET on Thursday, April 29. Copies of the earnings release, the slide presentation that will be referenced during the call and a financial supplement will be available on the company’s website: www.onebeacon.com. An audio playback of the teleconference will also be available on the website shortly following the webcast.

About OneBeacon: OneBeacon Insurance Group, Ltd. is a Bermuda-domiciled holding company that is publicly traded on the New York Stock Exchange under the symbol “OB”. OneBeacon Insurance Group’s underwriting companies offer a range of insurance products sold through select independent agents, regional and national brokers, and wholesalers. The company’s ongoing businesses include OneBeacon Professional Insurance, International Marine Underwriters, Entertainment Brokers International Insurance Services, Specialty Accident and Health, OneBeacon Government Risks, OneBeacon Energy Group, A.W.G. Dewar (tuition refund), collector cars and boats written through Hagerty Insurance Agency, OneBeacon Technology Group, OneBeacon Financial Services, OneBeacon Specialty Property, Property and Inland Marine and AutoOne.

As one of the oldest property and casualty insurers in the United States, OneBeacon traces its roots to 1831 and the Potomac Fire Insurance Company. Today, OneBeacon’s specialty insurance businesses are national in scope while personal lines business is concentrated in the Northeastern United States.

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ONEBEACON INSURANCE GROUP, LTD.

CONSOLIDATED BALANCE SHEETS

($ in millions)

(Unaudited)

	March 31,	December 31,	March 31,
	2010	2009	2009
Assets
Investment securities, at fair value:
Fixed maturity investments	$2,344.5	$2,994.3	$2,479.5
Short-term investments	1,068.8	544.4	802.5
Common equity securities	245.6	187.6	103.3
Convertible bonds	170.9	170.2	206.2
Other investments	160.5	146.3	189.3

Total investments	3,990.3	4,042.8	3,780.8
Cash	45.4	44.8	52.7
Reinsurance recoverable on unpaid losses	2,200.8	2,192.9	2,440.9
Reinsurance recoverable on paid losses	19.8	15.9	19.8
Premiums receivable	459.2	469.1	520.1
Deferred acquisition costs	188.5	215.0	217.4
Net deferred tax asset	147.6	161.1	194.4
Investment income accrued	21.2	29.4	25.1
Ceded unearned premiums	112.5	49.9	68.7
Accounts receivable on unsettled investment sales	42.7	24.2	12.4
Other assets	313.5	286.9	348.1

Total assets	$7,541.5	$7,532.0	$7,680.4

Liabilities
Loss and loss adjustment expense reserves	$3,991.3	$3,934.8	$4,211.2
Unearned premiums	999.4	1,018.3	1,072.0
Debt	594.0	620.5	719.1
Securities lending payable (1)	1.7	1.7	48.6
Ceded reinsurance payable	89.3	24.7	63.5
Accounts payable on unsettled investment purchases	11.5	7.6	1.9
Other liabilities	425.7	476.3	375.4

Total liabilities	6,112.9	6,083.9	6,491.7

Shareholders’ equity and noncontrolling interests

OneBeacon’s shareholders’ equity:
Common shares and paid-in surplus	1,010.1	1,009.7	1,017.0
Retained earnings	405.5	425.5	176.2
Accumulated other comprehensive loss, after tax:
Net unrealized foreign currency translation losses	(0.7)	(0.7)	(0.6)
Other comprehensive income and loss items	(5.3)	(5.5)	(23.3)

Total OneBeacon’s shareholders’ equity	1,409.6	1,429.0	1,169.3

Total noncontrolling interests	19.0	19.1	19.4

Total OneBeacon’s shareholders’ equity and noncontrolling interests	1,428.6	1,448.1	1,188.7

Total liabilities, OneBeacon’s shareholders’ equity and noncontrolling interests	$7,541.5	$7,532.0	$7,680.4

(1)          In 2009, the Company amended its securities lending program and settled substantially all of the outstanding payables under the program, thereby reducing this liability.

ONEBEACON INSURANCE GROUP, LTD.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

(in millions, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2010	2009
Revenues:
Earned premiums	$453.2	$487.8
Net investment income	28.3	21.9
Net realized and unrealized investment gains (losses)	42.4	(5.9)
Net other revenues	6.5	9.4

Total revenues	530.4	513.2
Expenses:
Loss and loss adjustment expenses	333.7	288.0
Policy acquisition expenses	101.4	95.9
Other underwriting expenses	74.2	72.7
General and administrative expenses	7.7	5.5
Accretion of fair value adjustment to loss and loss adjustment expense reserves	—	1.4
Interest expense on debt	9.1	10.9

Total expenses	526.1	474.4

Pre-tax income	4.3	38.8

Income tax expense	(4.0)	(5.5)

Net income including noncontrolling interests	0.3	33.3

Less: Net income attributable to noncontrolling interests	(0.3)	(0.5)

Net income attributable to OneBeacon’s shareholders	—	32.8

Change in other comprehensive income and loss items	0.2	1.1

Comprehensive net income attributable to OneBeacon’s shareholders	$0.2	$33.9

Earnings per share attributable to OneBeacon’s shareholders - basic and diluted
Net income attributable to OneBeacon’s shareholders	$—	$0.34
Weighted average number of shares outstanding	95.1	95.1

ONEBEACON INSURANCE GROUP, LTD.

SEGMENT STATEMENTS OF OPERATIONS

($ in millions)

(Unaudited)

For the Three Months Ended March 31, 2010

	Insurance
	Operations	Other	Total
Revenues:
Earned premiums	$453.2	$—	$453.2
Net investment income (expense)	29.0	(0.7)	28.3
Net realized and unrealized investment gains (losses)	43.4	(1.0)	42.4
Net other revenues (expenses)	7.4	(0.9)	6.5

Total revenues	533.0	(2.6)	530.4

Expenses:
Loss and loss adjustment expenses	333.7	—	333.7
Policy acquisition expenses	101.4	—	101.4
Other underwriting expenses	74.2	—	74.2
General and administrative expenses	4.7	3.0	7.7
Interest expense on debt	0.1	9.0	9.1

Total expenses	514.1	12.0	526.1

Pre-tax income (loss)	$18.9	$(14.6)	$4.3

For the Three Months Ended March 31, 2009

	Insurance
	Operations	Other	Total
Revenues:
Earned premiums	$487.8	$—	$487.8
Net investment income	21.6	0.3	21.9
Net realized and unrealized investment losses	(5.9)	—	(5.9)
Net other revenues	7.3	2.1	9.4

Total revenues	510.8	2.4	513.2

Expenses:
Loss and loss adjustment expenses	288.0	—	288.0
Policy acquisition expenses	95.9	—	95.9
Other underwriting expenses	72.7	—	72.7
General and administrative expenses	4.0	1.5	5.5
Accretion of fair value adjustment to loss and LAE reserves	—	1.4	1.4
Interest expense on debt	0.8	10.1	10.9

Total expenses	461.4	13.0	474.4

Pre-tax income (loss)	$49.4	$(10.6)	$38.8

ONEBEACON INSURANCE GROUP, LTD.

SUMMARY OF RATIOS AND PREMIUMS

($ in millions)

(Unaudited)

Three Months Ended March 31, 2010

	Insurance Operations
	Specialty (1)	Personal	Run-off (2)	Total
Ratios
Loss and loss adjustment expenses	57.4%	85.4%	99.1%	73.6%
Expense	39.5%	35.4%	41.2%	38.8%
Total GAAP combined	96.9%	120.8%	140.3%	112.4%

Net written premiums	$260.3	$111.5	$(0.3)	$371.5
Earned premiums	$235.9	$122.8	$94.5	$453.2

Three Months Ended March 31, 2009

	Insurance Operations
	Specialty (1)	Personal	Run-off (2)	Total
Ratios
Loss and loss adjustment expenses	32.4%	89.4%	68.8%	59.0%
Expense	38.5%	27.7%	36.1%	34.6%
Total GAAP combined	70.9%	117.1%	104.9%	93.6%

Net written premiums	$229.5	$131.7	$108.2	$469.4
Earned premiums	$215.7	$150.2	$121.9	$487.8

(1)

Specialty lines now includes Technology, Financial Services, OneBeacon Specialty Property and Property and Inland Marine segmented commercial businesses which were formerly reported in commercial lines. The prior period has been reclassified to conform to the current presentation.

(2)

Run-off now includes non-specialty commercial lines business subject to the commercial lines transaction with The Hanover Insurance Group and other run-off business. The prior period has been reclassified to conform to the current presentation.

ONEBEACON INSURANCE GROUP, LTD.

BOOK VALUE PER SHARE

(in millions, except per share amounts)

(Unaudited)

	March 31,	December 31,	March 31,
	2010	2009	2009
Numerator
OneBeacon’s shareholders’ equity	$1,409.6	$1,429.0	$1,169.3

Denominator
Common shares outstanding	95.1	95.1	95.1

Book value per share	$14.82	$15.03	$12.30

Change in book value per share, including dividends, in the quarter (1)	0.0%

Change in book value per share, including dividends, in the last twelve months (2)	27.3%

(1)  Includes a quarterly dividend of $0.21 per share.

(2)  Includes dividends of $0.84 per share (a quarterly dividend of $0.21 per share).

ONEBEACON INSURANCE GROUP, LTD.

COMPREHENSIVE NET INCOME, NET INCOME AND OPERATING (LOSS) INCOME

(in millions, except per share amounts)

(Unaudited)

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2010	2009	2010

Comprehensive net income attributable to OneBeacon’s shareholders	$0.2	$33.9	$327.1

Net income attributable to OneBeacon’s shareholders	$—	$32.8	$309.2

Weighted average common shares outstanding	95.1	95.1	95.1

Net income attributable to OneBeacon’s shareholders per share	$—	$0.34	$3.25

Net income attributable to OneBeacon’s shareholders	$—	$32.8	$309.2
Less:
Net realized and unrealized investment gains and losses	(42.4)	5.9	(296.9)
Tax effect on net realized and unrealized investment gains and losses	14.8	(2.1)	103.9
Operating (loss) income (1)	$(27.6)	$36.6	$116.2

Weighted average common shares outstanding	95.1	95.1	95.1

Operating (loss) income per share (1)	$(0.29)	$0.38	$1.22

(1) Represents a non-GAAP financial measure. See discussion of Non-GAAP financial measures which begins on page 11.

ONEBEACON INSURANCE GROUP, LTD.

COMPREHENSIVE AND OPERATING RETURNS ON AVERAGE EQUITY

($ in millions)

(Unaudited)

		Twelve Months
		Ended
		March 31, 2010
Numerator:
[A]	Comprehensive net income	$327.1

[B]	Operating income (1)	$116.2

		As of	As of
		March 31, 2010	March 31, 2009	Average
Denominator:
[C]	OneBeacon’s shareholders’ equity	$1,409.6	$1,169.3	$1,289.5

	Less:
	AOCI at January 1, 2008 (date of ASC 825 fair value election)	(181.1)	(181.1)
	Change in OCI/L and net unrealized investment gains and losses recognized subsequent to fair value election through December 31, after tax (2)	120.9	314.6
	Change in net unrealized investment gains and losses (3)	(16.0)	(50.4)
	Tax effect on change in net unrealized investment gains and losses	5.6	17.6
	Change in OCI/L during the period, after tax	(0.2)	(1.1)

[D]	Adjusted OneBeacon’s shareholders’ equity excluding change in net unrealized investment gains and losses, after tax, and AOCI/L (1)	$1,338.8	$1,268.9	$1,303.9

Returns:
	Comprehensive return on average OneBeacon’s shareholders’ equity [ A / C]			25.4%

	Operating return on average adjusted OneBeacon’s shareholders’ equity excluding change in net unrealized investment gains and losses, after tax, and AOCI/L [ B / D]			8.9%

(1)	Represents a non-GAAP financial measure. See discussion of Non-GAAP financial measures which begins on page 11.
(2)	The components of the change in OCI/L and net unrealized investment gains and losses recognized during the years ended December 31, after tax, are as illustrated below:

Change in net unrealized investment gains and losses during the year ended December 31, 2008 (3)	$444.7
Tax effect on change in net unrealized investment gains and losses	(155.6)
Change in OCI/L during the year ended December 31, 2008, excluding the adjustment to adopt ASC 825 fair value election, after tax	25.5
Change through December 31, 2008	314.6
Change in net unrealized investment gains and losses during the year ended December 31, 2009 (3)	(269.1)
Tax effect on change in net unrealized investment gains and losses	94.2
Change in OCI/L during the year ended December 31, 2009, after tax	(18.8)
Change through December 31, 2009	$120.9

(3)

Change in net unrealized investment gains and losses is a component of net realized and unrealized investment gains (losses) as presented in the Company’s Statements of Operations and Comprehensive Income.

Discussion of Non-GAAP Financial Measures

This earnings release includes non-GAAP financial measures that have been reconciled to their most comparable GAAP financial measures.  OneBeacon believes these measures to be useful supplements to the comparable GAAP measures in evaluating OneBeacon’s financial performance.

Operating income (loss) is a non-GAAP financial measure that excludes net realized and unrealized investment gains or losses and the related tax effects from net income attributable to OneBeacon’s shareholders.  OneBeacon believes that this non-GAAP financial measure provides a useful alternative picture of the underlying operating activities of the Company to the GAAP measure of net income attributable to OneBeacon’s shareholders, as it removes variability in the timing of investment gains and losses which may be heavily influenced by investment market conditions.  Although key to the Company’s overall financial performance, OneBeacon believes that net realized and unrealized investment gains or losses are largely independent of the underwriting decision-making process as well as the activities of its other operations segment. The reconciliation of net income attributable to OneBeacon’s shareholders to operating income (loss) is included on page 9.

Adjusted OneBeacon’s shareholders’ equity excluding change in net unrealized investment gains and losses, after-tax, and accumulated other comprehensive income/loss (AOCI/L), the average of which is used in calculating operating returns, is derived by excluding the impacts of net unrealized investment gains and losses recognized during the respective periods and accumulated other comprehensive income or loss and changes in other comprehensive income or loss (OCI/L), collectively AOCI/L, from OneBeacon’s shareholders’ equity. For the reasons described above, OneBeacon believes that it is appropriate to remove the variability in the timing of unrealized investment gains and losses and other comprehensive income and loss items when analyzing certain performance measures. The reconciliation of OneBeacon’s shareholders’ equity, the most closely comparable GAAP measure, to adjusted OneBeacon’s shareholders’ equity excluding change in net unrealized investment gains and losses, after-tax, and AOCI/L is included on page 10.

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Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included or referenced in this release which address activities, events or developments which we expect or anticipate will or may occur in the future are forward-looking statements. The words “will,” “believe,” “intend,” “expect,” “anticipate,” “project,” “estimate,” “predict” and similar expressions are also intended to identify forward-looking statements. These forward-looking statements include, among others, statements with respect to OneBeacon’s:

•                  change in book value per share or return on equity;

•                  business strategy;

•                  financial and operating targets or plans;

•                  incurred loss and loss adjustment expenses and the adequacy of its loss and loss adjustment expense reserves and related reinsurance;

•                  projections of revenues, income (or loss), earnings (or loss) per share, dividends, market share or other financial forecasts;

•                  expansion and growth of our business and operations; and

•                  future capital expenditures.

These statements are based on certain assumptions and analyses made by OneBeacon in light of its experience and perception of historical trends, current conditions and expected future developments, as well as other factors believed to be appropriate in the circumstances.

However, whether actual results and developments will conform to our expectations and predictions is subject to a number of risks and uncertainties that could cause actual results to differ materially from expectations, including:

•                  claims arising from catastrophic events, such as hurricanes, windstorms, earthquakes, floods, fires, explosions, terrorist attacks or severe winter weather;

•                  recorded loss and loss adjustment expense reserves subsequently proving to have been inadequate;

•                  the continued availability and cost of reinsurance coverage;

•                  the continued availability of capital and financing;

•                  general economic, market or business conditions;

•                  business opportunities (or lack thereof) that may be presented to it and pursued;

•                  competitive forces, including the conduct of other property and casualty insurers and agents;

•                  changes in domestic or foreign laws or regulations, or their interpretation, applicable to OneBeacon, its competitors, its agents or its customers;

•                  an economic downturn or other economic conditions adversely affecting its financial position including stock market volatility;

•                  actions taken by ratings agencies from time to time, such as financial strength or credit ratings downgrades or placing ratings on negative watch;

•                  the risks that are described from time to time in OneBeacon’s filings with the Securities and Exchange Commission, including but not limited to OneBeacon’s Annual Report on the Form 10-K for the fiscal year ended December 31, 2009 filed February 26, 2010.

Consequently, all of the forward-looking statements made in this press release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by OneBeacon will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, OneBeacon or its business or operations. OneBeacon assumes no obligation to update publicly any such forward-looking statements, whether as a result of new information, future events or otherwise.